Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-101541 and No. 33-71130 on Form S-3 and Registration Statement Nos. 33-63059, 333-61969, 333-17451, 333-82787, 333-30272, and 333-63264 on Form S-8 of Black Hills Corporation of our reports dated March 10, 2005, relating to the consolidated financial statements and financial statement schedule of Black Hills Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, and Emerging Issues Task Force Issue 02-3, Accounting for Contracts Involving Energy Trading and Risk Management Activities, effective January 1, 2003; Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, effective December 31, 2003; and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002), and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2004.

DELOITTE AND TOUCHE LLP

Minneapolis, Minnesota

March 10, 2005